Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Siebert Financial Corp. ("Siebert") and related prospectus of our report dated February 14, 1997, with respect to the consolidated financial statements of Siebert which are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996.


/s/ RICHARD A. EISNER & COMPANY, LLP
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New York, New York
January 6, 1998